                                                                   EXHIBIT a(13)

                              ARTICLES OF AMENDMENT

             North American Funds Variable Product Series Company I

         North American Funds Variable Product Series Company I, a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of the Charter of the Corporation, the Board of Directors has approved the change of name of the Corporation from North American Funds Variable Product Series Company I to VALIC Company I, and the change of name of the existing series of the Corporation as follows:

OLD NAME                                                                NEW NAME
North American - AG Asset Allocation Fund                               Asset Allocation Fund
North American - AG Capital Conservation Fund                           Capital Conservation Fund
North American - AG Government Securities Fund                          Government Securities Fund
North American - AG Growth & Income Fund                                Growth & Income Fund
North American - AG International Equities Fund                         International Equities Fund
North American - AG International Government Bond Fund                  International Government Bond Fund
North American - AG Mid Cap Index Fund                                  Mid Cap Index Fund
North American - AG 1 Money Market Fund                                 Money Market I Fund
North American - AG Nasdaq-100(R) Index Fund                            Nasdaq-100(R) Index Fund
North American - AG Small Cap Index Fund                                Small Cap Index Fund
North American - AG Social Awareness Fund                               Social Awareness Fund
North American - AG Stock Index Fund                                    Stock Index Fund
North American - American Century Income & Growth Fund                  Income & Growth Fund
North American - American Century International Growth Fund             International Growth I Fund
North American Core Equity Fund                                         Core Equity Fund
North American - Founders Large Cap Growth Fund                         Large Cap Growth Fund
North American - Founders/T. Rowe Price Small Cap Fund                  Small Cap Fund
North American - Putnam Opportunities Fund                              Opportunities Fund
North American - T. Rowe Price Blue Chip Growth Fund                    Blue Chip Growth Fund
North American - T. Rowe Price Health Sciences Fund                     Health Sciences Fund
North American - T. Rowe Price Science & Technology Fund                Science & Technology Fund

         SECOND: The charter is further amended by removing certain paragraphs that are duplicated in the By-Laws of the Corporation or in the registration statement of the Corporation: Article VI, paragraphs (3) through (6) and Article VII, paragraph (1)(c).

         THIRD: ARTICLE V, Section (1) of the Corporation's Articles of Incorporation currently reads as follows:

(1) The total number of shares of stock which the Corporation has authority to issue is twenty-one billion (21,000,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred ten million dollars ($210,000,000). These shares shall be issued in the following classes of common stock comprising one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

         North American-AG Stock Index Fund                                         1,000,000,000
         North American-AG Small Cap Index Fund                                     1,000,000,000
         North American-AG MidCap Index Fund                                        1,000,000,000
         North American-AG Asset Allocation Fund                                    1,000,000,000

         North American-AG 1 Money Market Fund                                      1,000,000,000
         North American-AG Capital Conservation Fund                                1,000,000,000
         North American-AG Government Securities Fund                               1,000,000,000
         North American-AG International Equities Fund                              1,000,000,000
         North American-AG Social Awareness Fund                                    1,000,000,000
         North American-AG International Government Bond Fund                       1,000,000,000
         North American-AG Growth & Income Fund                                     1,000,000,000
         North American-AG Nasdaq-100(R) Index Fund                                 1,000,000,000
         North American-American Century Income & Growth Fund                       1,000,000,000
         North American-American Century International Growth Fund                  1,000,000,000
         North American Core Equity Fund                                            1,000,000,000
         North American-Founders Large Cap Growth Fund                              1,000,000,000
         North American-Founders/T. Rowe Price Small Cap Fund                       1,000,000,000
         North American-Putnam Opportunities Fund                                   1,000,000,000
         North American-T. Rowe Price Blue Chip Growth Fund                         1,000,000,000
         North American-T. Rowe Price Health Sciences Fund                          1,000,000,000
         North American-T. Rowe Price Science & Technology Fund                     1,000,000,000

         The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

         FOURTH: ARTICLE V, Section (1) of the Corporation's Articles of Incorporation is amended to read as follows:

(1) The total number of shares of stock which the Corporation has authority to issue is twenty-one billion (21,000,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred ten million dollars ($210,000,000). These shares shall be issued in the following classes of common stock comprising up to one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

         Asset Allocation Fund                                                      1,000,000,000
         Blue Chip Growth Fund                                                        750,000,000
         Capital Conservation Fund                                                  1,000,000,000
         Core Equity Fund                                                           1,000,000,000
         Government Securities                                                      1,000,000,000
         Growth & Income Fund                                                       1,000,000,000
         Health Sciences Fund                                                         750,000,000
         Income & Growth Fund                                                       1,000,000,000
         International Government Bond Fund                                         1,000,000,000
         International Growth I Fund                                                1,000,000,000
         International Equities Fund                                                1,000,000,000
         Large Cap Growth Fund                                                      1,000,000,000
         MidCap Index Fund                                                          1,000,000,000
         Money Market I Fund                                                        1,000,000,000
         Nasdaq-100(R) Index Fund                                                   1,000,000,000
         Opportunities Fund                                                           750,000,000
         Science & Technology Fund                                                  1,000,000,000
         Small Cap Fund                                                             1,000,000,000
         Small Cap Index Fund                                                       1,000,000,000
         Social Awareness Fund                                                      1,000,000,000
         Stock Index Fund                                                           1,000,000,000
         Value Fund                                                                   750,000,000

         The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

         FIFTH: The amendments to the charter of the Corporation herein made have been duly approved by vote of a majority of the entire Board of Directors at a meeting duly convened and held on October 23, 2001; at the time of the approval by the Directors, there were no shares of stock of the Corporation entitled to vote on these matters.

         SIXTH: These Articles of Amendment shall become effective on the 31st day of December 2001.

         IN WITNESS WHEREOF, VALIC Company I, formerly, North American Funds Variable Product Series Company I, has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and Secretary on this 31st day of December, 2001. Under penalties of perjury, the matters and facts set forth herein are true in all material respects.

VALIC COMPANY I
(formerly, North American Funds Variable Product Series Company I)

By:
    ----------------------------------------

Nori L. Gabert
Vice President & Secretary

ATTEST:

By:
    ----------------------------------------

Name
    ----------------------------------------

Title
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Return to:
VALIC Company I
2929 Allen Parkway, A36-02
Houston, Texas 77019


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